BYLAWS

                                    OF

                           WEYERHAEUSER COMPANY

                    (as amended through April 21, 1998)


                                 ARTICLE I

                             PRINCIPAL OFFICE
                             ----------------

     The principal office of this corporation, and its registered office
in   the  State  of  Washington,  is  the   Weyerhaeuser Headquarters
Building, 33663 Weyerhaeuser Way South, Federal Way, Washington.

     The registered agent of the corporation is the Secretary of the corporation.

                                ARTICLE II

                          SHAREHOLDERS' MEETINGS
                          ----------------------

         1. (a) The annual meeting of shareholders at which the Directors are elected shall be held at 9:00 a.m. on the third Tuesday in April at the registered office of the corporation, or at such other time or place within or without the State of Washington as may be designated by the Board of Directors, for the purpose of electing directors, and for the transaction only of such other business as is properly brought before the meeting, in accordance with these bylaws.

              (b) To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought
before the meeting by a   shareholder.  In  addition  to  any  other
applicable requirements,  for  business to be properly  brought  before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting
(w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address of record of the

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shareholder proposing such business, (y)  the  class or series and number of shares of the corporation which are owned by the shareholder, and (z) any material interest of the shareholder in such business.

           (c) Notwithstanding anything in these bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting, in accordance with these bylaws.

      2. Special meetings of shareholders shall be held at such time and place as shall be stated in the notice of special meeting solely for such purpose or purposes as may be stated in the notice of said meeting. Except as otherwise specifically required by law and subject to the rights of the holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, special meetings of shareholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors (as defined in Section 1 of Article III).

      3. The record date for the determination of shareholders entitled to notice of and to vote at each annual or special meeting of shareholders shall be the close of business on the eighth Friday preceding each such meeting, provided, however, that the Board of Directors may by resolution fix a different record date for any particular meeting of shareholders.

      4. Every shareholder shall furnish in writing to the principal transfer agent, his post office address at which notice of shareholders' meetings and any other notices or communications pertaining to the corporation's affairs or business may be served upon or mailed to him; and every shareholder shall forthwith advise the principal transfer agent in writing of any change of address.


                                ARTICLE III

                                 DIRECTORS
                                 ---------

      1. The business and affairs of this corporation shall be managed under the direction of a Board of Directors consisting of not fewer than nine (9) nor more than thirteen (13) directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, each director to hold office until his successor shall have been elected and qualified. Whenever used in these bylaws, the phrase "entire Board of Directors" shall mean that number of directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of directors then constituting the entire Board of Directors shall be relevant for any purpose under these bylaws. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United

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

States mail, postage prepaid, to the Secretary of the corporation not less than 50 days nor more than 75 days prior to the meeting;
provided,  however,  that in the event that less  than  60  days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation
that the   shareholder  is  a  holder  of  record  of  shares  of  the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence
addresses, and principal  occupation or employment   of   each  nominee;
(iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     2.   Meetings of the Board of Directors, regular or special,  may  be
held  at  any  place within  or  without  the  State of Washington.   The
times and places for holding meetings of the Board of Directors may be fixed from time to time by resolution of the Board of Directors or (unless contrary to a resolution of the Board of Directors) in the notice of the meeting.

      3. The annual meeting of the Board of Directors may be held immediately following the adjournment of the annual meeting of shareholders at the place at which the annual meeting of shareholders is held or at such other time or place fixed by resolution of the Board of Directors.

      4. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or the Secretary or by any two or more directors. Notice of each special meeting of the Board shall, if mailed, be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address and be mailed on or before the third day before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telegraph, cable, wireless, telex or other electronic means of transmission, or be delivered to him personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service. Such mailing shall be by first class mail.



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                                ARTICLE IV

                      EXECUTIVE AND OTHER COMMITTEES
                      ------------------------------

     1. (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate three or more of their number to  constitute an Executive Committee,  and  shall include  therein  the
Chairman  of  the  Board.   The  Executive Committee, except  to  the
extent limited in the aforesaid resolution or by law, shall have and exercise, in the interval between meetings of the Board of Directors, the authority and powers of the Board of Directors in the management of the business of the corporation.

         (b) Meetings of the Executive Committee may be held at any time and at any place upon call of the Chairman of the Board or the Secretary
or any two members of the Committee.   Notice, which  need not state the
purpose of the meeting, shall be given orally, in writing or by telegraph not less than twenty-four hours prior to the time of the holding of said meeting, except that if a meeting is held at a time and place fixed in a resolution of the Executive Committee or the Board of Directors, no notice shall be required.

         (c) Three of the members of the Executive Committee shall constitute a quorum for the transaction of business and the act of three of the members of the Executive Committee present at a meeting shall be the act of the Executive Committee. All action taken by the Executive Committee shall be reported to the next meeting of the Board of Directors, unless before such meeting a copy of said minutes shall have been given to each Director.

     2. (a) The Board of Directors may, by resolution passed by a majority of the whole Board, define the powers, authority, and functions of, designate the number of members and name the Chairmen and other members of such other committees of the Board of Directors as the Board shall from time to time determine.

         (b) Meetings of such a committee may be had at any time and at any place upon call of the Chairman of the committee, the Chairman of the Board or any other two members of the committee. Notice, which need not state the purpose of the meeting, shall be given orally, in writing or by telegraph not less than twenty-four hours prior to the time of the holding of said meeting, except that if a meeting is held at a time and place fixed in a resolution of the Committee, or the Board of Directors, no notice shall be required.

         (c) Two of the members of such a committee shall constitute a quorum of the committee for the transaction of its business and the act of two of the members of the committee present at a meeting shall be the act of the committee. All action taken by such a committee shall be reported to the next meeting of the Board of Directors, unless before such meeting a copy of the minutes of the committee meeting shall have been given to each Director.

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

                                 ARTICLE V

                                 OFFICERS
                                 --------

      1. The officers of this corporation shall include those elected by the Board of Directors and those appointed by the chief executive officer. The officers of this corporation to be elected by the Board of Directors shall be: a Chairman of the Board of Directors; a President; one or more Executive Vice Presidents; one or more Senior Vice Presidents; a Secretary; a Treasurer; a General Counsel; a
Controller; and a  Director  of Taxes.   The officers of this corporation
which may from time to time be appointed by the chief executive officer shall be the Vice Presidents and such additional officers and assistant officers of this corporation as he may determine.

      2. At its annual meeting the Board of Directors shall elect such of the officers of this corporation as are to be elected by it and each such officer shall hold office until the next such annual meeting or until a successor shall have been duly elected and qualified or until his death, resignation, retirement or removal by the Board of Directors. A vacancy in any such office may be filled for the unexpired portion of the term at any meeting of the Board of
Directors.   Such  of  the officers  of  this  corporation as are
appointed by the chief executive officer shall serve for such periods of time as he may determine or until a successor shall have been appointed or until his death, resignation, retirement or removal from office.

      3. Any Director or officer may resign his office at any time. Such resignation shall be made in writing and delivered to and filed with the Secretary, except that a resignation of the Secretary shall be delivered to and filed with the chief executive officer. A resignation so made shall be effective upon its delivery unless some other time be fixed in the resignation, and then from the date so fixed.

      4. The Board of Directors may appoint and remove at will such agents and committees as the business of the corporation shall require, each of whom shall exercise such powers and perform such duties as may from time to time be prescribed or assigned by the chief executive officer, the Board of Directors or by other provisions of these bylaws.



                                ARTICLE VI

                       POWERS AND DUTIES OF OFFICERS
                       -----------------------------

      1. The Chairman of the Board of Directors shall, when present, preside at all meetings of the Board of Directors, the Executive Committee, and the shareholders. The Chairman shall advise with and assist the President in any possible way, and shall perform such duties as may be assigned to him by the Board or the President.

      2. The President shall be the chief executive officer of the corporation and shall be vested with general authority and control of its affairs, and over the officers, agents and employees of the corporation, subject to the Board of Directors. He shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors, the Executive Committee and the shareholders, and shall perform all the duties devolving upon him by law as

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

the chief executive officer of the corporation. He shall from time to time report to the Board of Directors any information and recommendations concerning the business or affairs of the corporation which may be proper or needed, and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties and services, not inconsistent with law or these bylaws, as pertain to his office, or as are required by the Board of Directors.

      3. (a) The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have and exercise such powers and discharge such duties as may from time to time be conferred upon and delegated to them respectively, by the chief executive officer, or by these bylaws, or by the Board of Directors.

          (b) In the absence of the chief executive officer or in the case of his inability to act, the President, or in the absence of the President or in the case of his inability to act, the most senior Executive Vice President present, or in the absence or inability to act of any Executive Vice President, the most senior Senior Vice President present, shall be vested with all the powers and shall perform all the duties of said chief executive officer during his absence or inability to act, or until his successor shall have been elected.

     4.   (a)  The  Treasurer shall attend to the  collection, receipt
and  disbursement  of  all  moneys  belonging   to the corporation.
He shall have authority to endorse, on behalf of the corporation, all checks, notes, drafts, warrants and orders, and he shall have custody over all securities of the corporation. He shall have such additional powers and such other duties as he may from time to time be assigned or directed to perform by these bylaws or by the Board of Directors or by the chief executive officer.

          (b) The Assistant Treasurers, in the order of their seniority, shall have all of the powers and shall perform the duties of the Treasurer in case of the absence of the Treasurer or his inability to act, and shall have such other powers and duties as they may from time to time be assigned or directed to perform.

     5. (a) The Secretary shall have the care and custody of the corporate and stock books and the corporate seal of the corporation. He shall attend all meetings of the shareholders, and, when possible, all meetings of the Board of Directors and of the Executive Committee, and shall record all votes and the minutes of all proceedings in books kept for that purpose. He shall sign such instruments in behalf of the corporation as he may be authorized by the Board of Directors or by law to do, and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attestation are necessary to the true and proper execution thereof. He shall see that proper notice is given of all meetings of the shareholders of which notice is required to be given, and shall have such powers and duties as he may from time to time be assigned or directed to perform by these bylaws, by the Board of Directors or the chief executive officer.

          (b) The Assistant Secretaries, in the order of their seniority, shall have all of the powers and shall perform the duties of the Secretary in case of the absence of the Secretary or his inability to act, and shall have such other powers and duties as they may from time to time be assigned or directed to perform.

     6. The General Counsel shall attend all meetings of the shareholders and, upon request, meetings of the Board of Directors and the Executive Committee of the corporation, and act as advisor thereof, and shall have general supervision of all legal matters of the corporation, and at all times be subject to the direction of the chief executive officer and the Board of Directors of the corporation.

    7.    (a)   The  Controller shall be the  chief  accounting officer of the corporation with authority over and custody of the financial and property books and records of the corporation. He shall maintain adequate records of all assets, liabilities and transactions of the corporation; and shall have such additional powers and duties as he may from time to time be assigned or directed to perform by these bylaws or by the Board of Directors or by the chief executive officer.

          (b) The Assistant Controllers, in the order of their seniority, shall have all of the powers and shall perform the duties of the Controller in case of the absence of the Controller or his inability to act, and shall have such other powers and duties as they may from time to time be assigned or directed to perform.


                                ARTICLE VII

                           CERTIFICATES OF STOCK
                           ---------------------

      1. All certificates of stock shall be in such form as shall be approved by the Board of Directors, shall be numbered in the order of their issue, shall be dated, shall be signed by the Chairman of the
Board,  the  President,  an  Executive   Vice President, a Senior Vice
President, or a Vice President, and by the Secretary or an Assistant Secretary, provided, that where any such certificate is manually countersigned by a Registrar, other than the corporation or its employee, the signatures of the Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, Secretary, or Assistant Secretary, and the Transfer Agent upon such certificates may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered by the corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures were used thereon had not ceased to be such officer or officers of the corporation.

      2. The corporation shall, if and whenever the Board of Directors so determines, maintain one or more transfer offices each in charge of a Transfer Agent designated by the Board of Directors where the shares of the corporation shall be directly transferable; and likewise, one or more registration offices each in charge of a Registrar designated by the Board of Directors where such certificates shall be registered.
One person or corporation may be designated as both Transfer Agent and Registrar. When any such transfer and registration office or offices are maintained and the Transfer Agent or Agents and Registrar or Registrars shall have been designated for such office or offices, no certificate for shares of the corporation shall be valid unless countersigned by a Transfer Agent so designated and by a Registrar so designated.

      3. Except as otherwise provided in the articles of incorporation or a resolution of the Board of Directors of this corporation, transfer of fractional shares shall not be made upon the records or books of the corporation, nor shall certificates for fractional shares be issued by the corporation.

      4. The corporation may issue a new certificate in place of any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors shall require the owner of the lost, destroyed or mutilated certificate, or his legal representative, to give the corporation a bond in such sum and with such surety or sureties as it may direct, to indemnify the corporation against any claim that
shall be made against  it on   account  of  the  alleged  loss  or
destruction   of   such certificate.

      5. The Board of Directors may make such additional rules and regulations, not contrary to law or these bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the corporation.


                               ARTICLE VIII

                                 CONTRACTS
                                 ---------

      The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or by these bylaws, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or undertaking, or to pledge its credit or to render it liable for any purpose or on any account.


                                ARTICLE IX

                                FISCAL YEAR
                                -----------

      The fiscal year of this corporation shall be the period beginning with the opening of business on the first Monday following the last Sunday of the preceding fiscal year, and ending with the close of business for the last Sunday of the following December.

                                 ARTICLE X

                               CORPORATE SEAL
                               --------------

      The corporate seal shall be the one of which an impression is affixed in the left hand margin hereof, bearing the words:

   "WEYERHAEUSER COMPANY

       CORPORATE SEAL

    STATE OF WASHINGTON"


                                ARTICLE XI

                            NOTICES AND WAIVERS
                            -------------------

       1. Whenever notice is required under these bylaws or by statute, and such notice is given by mail, the time of giving such notice shall be deemed to be the time when the same is placed in the United States mail, postage prepaid, and addressed to the party to be notified, at his last known address.

       2. Any shareholder, officer, director or member of the Executive Committee may waive at any time any notice required to be given under these bylaws, either by separate writing or directly upon the face of the records.

                                ARTICLE XII

                              INDEMNIFICATION
                              ---------------

       1. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer or employee, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Business Corporation Act of the State of Washington, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled apart from the foregoing provisions. For purposes of this Article "director, officer or employee" shall include persons who hold such positions in this corporation or in a wholly owned subsidiary, or hold, at the written request of an officer of this corporation, an equivalent position in
another enterprise.   The  rights granted by this  Article  shall  apply
whether or not the person continues to be a director, officer or employee at the time liability or expense is incurred.

        2. This corporation shall have power to the fullest extent permitted by the Business Corporation Act of the State of Washington to purchase and maintain insurance on behalf of any person who is, or was, a director, officer, employee or agent of this corporation or is or was serving at the request of this corporation as on officer, director, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not this corporation would have the power to indemnify the person against such liability under the provisions of Section 1 of this Article XII or under the Business Corporation Act of the State of Washington or any other provision of law.

                               ARTICLE XIII

        1. These bylaws may be altered, amended or repealed or new bylaws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice of the proposed alteration or amendment is contained in the notice of the meeting at which such vote is taken or if all directors are present) or at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting).

        2.   Notwithstanding anything contained in Section 1 of this
Article XIII to the contrary, either (i) the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) the affirmative vote of a majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of directors, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, Sections 1 and 2 of Article II, Section 1 of Article III, Article XII and this
Section 2 of this Article XIII. For purposes of this Article XIII, the term "Continuing Director" shall mean any member of the Board of Directors who was a member of the Board of Directors on August 13, 1985 or who is elected to the Board of Directors after August 13, 1985 upon the recommendation of a majority of the Continuing Directors, voting separately and as a subclass of directors on such recommendation.

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